Exhibit 99.1

FOR IMMEDIATE RELEASE

For:	Cathay Bancorp, Inc.
	Contact:	Monica Chen
777 N. Broadway
(213) 625-4749
Los Angeles, CA 90012

CATHAY BANCORP ANNOUNCES AN INCREASE OF 10% IN 1ST QUARTER NET INCOME

Los Angeles, Calif., April 15:  Cathay Bancorp, Inc. (the “Company”, NASDAQ: CATY - news), the holding company for Cathay Bank (the “Bank”), today announced results for the 1st quarter of 2003.

STRONG FINANCIAL PERFORMANCE

	1st Quarter 2003	1st Quarter 2002

Net income	$12.5 million	$11.4 million
Basic earnings per share	$0.70	$0.63
Diluted earnings per share	$0.69	$0.63
Return on average assets	1.79%	1.85%
Return on average stockholders’ equity	17.43%	18.45%
Efficiency ratio	35.82%	36.84%

FIRST QUARTER HIGHLIGHTS:

•	An increase of 10% in 1st quarter 2003 net income to $12.5 million compared with $11.4 million during the same quarter a year ago.
•	Strong total assets growth of $159 million or 6% to $2.91 billion at March 31, 2003, from year-end 2002 of $2.75 billion.
•	Strong gross loan growth of $78 million or 4%, primarily in commercial mortgage loans and commercial loans.
•	Strong deposit accounts growth of 4% or $102 million, of which $46 million was in transaction and money market accounts.
•

Reflecting our emphasis on credit quality and credit management, non-performing assets (“NPAs”) to gross loans plus other real estate owned decreased by 10% to 0.35% at quarter-end, and decreased 58% from the same quarter in 2002.

•	Net charge offs of $230,000 or 0.05% of average net loans compared with net charge-offs of $1.4 million or 0.36% of average net loans in the year ago quarter.
•	Return on average stockholders’ equity (“ROE”) was 17.43% and return on average assets (“ROA”) was 1.79% for the quarter ended March 31, 2003.
•

On February 20, 2003, the American Banker newspaper ranked Cathay Bancorp as the 8th most efficient US bank holding company among the 500 largest, which is the highest among California institutions included in the rankings, based on year-to-date results as of the 3rd quarter 2002.  Previously, the Company had been ranked 9th by the American Banker newspaper, based on first quarter results for 2002.

“During this period of considerable economic uncertainty, our company was able to generate significant organic total asset growth of 6% during the first quarter of 2003.  Our gross loans and our deposits both grew by 4% during the 1st quarter.  Our net income increased by 10% over the same quarter a year ago, despite being inhibited by the 50 basis point drop in the federal funds rate that occurred late last year.  Our asset quality continues to improve, as our NPAs to gross loans plus other real estate owned dropped to 0.35%, a 10% decline from year-end 2002, and a 58% decrease from a year ago.  We continue to be vigilant in controlling our operating expenses as our efficiency ratio remained strong at 35.82%,” commented Mr. Dunson Cheng, Chairman of the Board and President of Cathay Bancorp.

INCOME STATEMENT REVIEW

Net interest income before provision for loan losses

Our net interest income during the first quarter of 2003 increased to $26.4 million or 3% higher than the $25.6 million during the same quarter a year ago, reflecting primarily our growth in commercial mortgage loans and in commercial loans, which helped mitigate the 50 basis point decrease in the target federal funds rate on November 7, 2002, by the Federal Open Market Committee (“FOMC”).  Sequentially, quarter-over-quarter, our net interest income decreased slightly because of the aforementioned interest rate decrease by the FOMC, when compared with net interest income of $26.9 million during the fourth quarter 2002.

The net interest margin fell 23 basis points from 4.24% during the fourth quarter 2002 to 4.01% for the 1st quarter 2003, primarily as a result of the 50 basis point drop in the federal funds rate in November of last year, and the related lagging effect on our interest-bearing time deposit accounts.  In an effort to mitigate margin contraction due to our asset sensitive balance sheet, for the quarter ended March 31, 2003, we increased our net average interest-earning assets (defined as the difference between average interest-earning assets and average deposits and borrowings), by $54 million, and have changed the mix in our average interest-bearing liabilities by increasing our average lower-cost core deposits by $152 million or 70% of the $218 million growth in average deposits compared to 2002.  For the first quarter 2002, the net interest margin was 4.43%, and included the recapture of interest income on three non-accrual loans totaling $861,000, or a contribution of 15 basis points to our net interest margin.  The interest rate earned on our average interest-earning assets was 5.39% and our cost of funds on average deposits and other borrowed funds equaled 1.49% during the first quarter 2003.  The comparable numbers for the first quarter of 2002 were 6.28% as the rate earned on our average interest-earning assets and 1.95% was the cost of funds on average deposits and other borrowings.

Provision for loan losses

We increased the provision for loan losses by $150,000 to $1.7 million during the first quarter of 2003 compared with $1.5 million for the first quarter of 2002.  The provision for loan losses represents the charge against current earnings that is determined by management, through a credit review process, as the amount needed to maintain an allowance that management believes is sufficient to absorb loan losses inherent in the Company’s loan portfolio.  Total charge-offs for the first quarter of 2003 were $283,000, compared with charge-offs of $1.6 million during the first quarter of 2002.  Recoveries in the first quarter of 2003 equaled $53,000, compared with recoveries of $111,000 in the same quarter a year ago.

Non-interest income

Non-interest income, which includes revenues from service charges on deposit accounts, letters of credit commissions, securities sales, loan sales, wire transfer fees, and other sources of fee income,

rose $1.9 million or 56% to $5.2 million for the first quarter 2003, compared with $3.3 million for the same quarter in 2002.

To improve credit quality of our investment portfolio in these uncertain times, we sold corporate securities from the available-for-sale portfolio, totaling $16.1 million, and reinvested the proceeds into government agencies, resulting in gains totaling $1.9 million.  Depository fees decreased by 10% to $1.3 million during the first quarter 2003 compared with $1.5 million in the year ago quarter.  The decrease in depository fees was due primarily to lower fees earned from wire transfer services due to more stringent requirements placed by the Bank before initiating wire transfers for non-customers of the Bank.  This decrease from wire transfer fees was partially offset by increases in other operating income, primarily on safe deposit fees, and gains on sale of SBA loans.

Non-interest expense

Non-interest expense increased $682,000 to $11.3 million in the first quarter of 2003, compared to $10.7 million in the year ago quarter, primarily as a result of an increase of $478,000 in salaries and employee benefits expenses, reflecting primarily annual salary adjustments.  In addition, in the first quarter of 2003, we adopted prospectively the stock option expense provisions of the Financial Accounting Standards Board (“FASB”) Statement No. 123, “Accounting for Stock-Based Compensation,” as amended by FASB Statement No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123,” which resulted in a $97,000 charge to salaries and employee benefits expense.

Income taxes

The provision for income taxes was $6.1 million or an effective income tax rate of 32.81% for the first quarter 2003 compared with $5.4 million or an effective income tax rate of 32.07% in the year ago quarter.  The effective income tax rate during the first quarter of 2003 reflected tax credits from qualified low income housing investments, and the income tax benefits of a newly formed real estate investment trust (“REIT”), which received regulatory approval in February 2003.  The effective income tax benefits during the first quarter of 2002 reflected tax credits from qualified low income housing investments, and the income tax benefits of a registered investment company subsidiary of the Bank, which was deregistered in March 2003.

BALANCE SHEET REVIEW

Total assets increased by $159 million to $2.91 billion at March 31, 2003, up 6% from year-end 2002 of $2.75 billion.  The increase in total assets was driven primarily by a strong growth in commercial mortgage loans and commercial loans totaling $102 million and an increase of $80 million in investment securities.  Investment securities increased 11% to $787.3 million at March 31, 2003, compared to $707.7 million at December 31, 2002.  As a percentage of total assets, the investment securities portfolio increased to 27.0% at March 31, 2003, compared with 25.7% at year-end 2002.

Gross loan growth during the quarter equaled $78.3 million, an increase of 4% from year-end 2002, reflecting increases in commercial mortgage loans, which grew by $72.4 million to $1.02 billion at March 31, 2003 compared with $943.4 million at year-end 2002, and in commercial loans which increased by $29.7 million to $593.3 million at period-end compared with $563.7 million at year-end 2002.  These increases were partially offset by a decrease in construction loans totaling $21.1 million during the quarter.  During the first quarter 2003, the Bank sold $2.8 million of SBA loans, resulting in a gain on sale of loans of $140,000.  The changes in the loan composition from year-end 2002 is presented below:

(In thousands)	March 31, 2003	December 31, 2002	% Change
Loans
Commercial	$593,341	$563,675	5
Residential mortgage	232,986	231,371	1
Commercial mortgage	1,015,804	943,391	8
Real estate construction	101,680	122,773	(17)
Installment	11,244	15,570	(28)
Other	459	447	3
Gross loans	1,955,514	1,877,227	4

Allowance for loan losses	(25,963)	(24,543)	6
Unamortized deferred loan fees	(4,821)	(4,606)	5
Total loans, net	$1,924,730	$1,848,078	4

The increase in total assets from year-end 2002 was funded primarily by deposit growth of $101.8 million or 4%, to $2.42 billion.  Lower-cost core deposits comprised $63.1 million or 62% of the total growth in deposits, while the remaining growth of $38.7 million or 38% resulted from an increase in time deposits of $100,000 or more.  The changes in the deposit composition from year-end 2002 is presented below:

(In thousands)	March 31, 2003	December 31, 2002	% Change
Deposits
Non-interest-bearing deposits	$321,423	$302,828	6
Interest-bearing checking deposits	337,355	309,665	9
Savings deposits	297,194	290,226	2
Time deposits	1,460,467	1,411,924	3
Total deposits	$2,416,439	$2,314,643	4

Our borrowings took the form of advances from the Federal Home Loan Bank of San Francisco (“FHLB”) and reverse repurchase agreements.  Total borrowings increased by $97.0 million to $175.5 million at March 31, 2003 compared with $78.5 million at year-end 2002.  The increase in borrowings were in short-term and long-term reverse repurchase agreements, with the majority of the funds being used for the purchase of investment securities.

Other liabilities decreased by $49.0 million at March 31, 2003.  The decrease was due primarily to a liability that was established for investments securities purchased in December 2002 that settled in January 2003.

Stockholders’ equity of $296.7 million rose $8.7 million or 3% from December 31, 2002.  The increase was primarily due to net income of $12.5 million for the quarter ended March 31, 2003, an increase of $588,000 from the Company’s dividend reinvestment plan, an increase of $97,000 as a result of the aforementioned adoption of SFAS No. 148, a decrease of $1.4 million in accumulated other comprehensive income, cash dividends on common stock of $2.5 million, and stock repurchases of $523,000.  Pursuant to the Company’s stock repurchase program, the Company repurchased a total of 14,610 shares of common stock during the first quarter 2003 at an average price of $35.77 per share.  In April 2001, the Board of Directors approved a stock repurchase program of up to $15 million of our common stock.  Cumulatively through March 31, 2003, the Company has repurchased 319,910 shares of our common stock for $8.8 million.

ASSET QUALITY REVIEW

Non-performing assets (“NPAs”) to gross loans plus other real estate owned continue to improve and declined to 0.35% at March 31, 2003, from 0.39% at December 31, 2002, and from 0.83% at March 31, 2002.  Total NPAs decreased to $6.8 million at March 31, 2003, compared with $7.2 million at December 31, 2002, and $13.9 million at March 31, 2002.  NPAs include accruing loans past due 90 days or more, non-accrual loans, and other real estate owned.

Non-performing loans decreased to $6.2 million at March 31, 2003, compared with year-end 2002 of $6.6 million, and $12.7 million at March 31, 2002.  The decrease in NPAs compared with December 31, 2002, resulted in large part from non-performing loans that paid off during the quarter.

The allowance for loan losses amounted to $26.0 million at March 31, 2003, and represented the amount needed to maintain an allowance that we believe should be sufficient to absorb loan losses inherent in the Company’s loan portfolio.  The allowance for loan losses represented 1.33% of period-end gross loans and 420.66% of non-performing loans at March 31, 2003.  The comparable ratios were 1.31% of year-end 2002 gross loans and 372.31% of non-performing loans at December 31, 2002.  The changes to the Company’s asset quality results are highlighted below:

(In thousands)	March 31, 2003	December 31, 2002	% Change
Non-performing assets
Accruing loans past due 90 days or more	$721	$2,468	(71)
Non-accrual loans	5,451	4,124	32
Total non-performing loans	6,172	6,592	(6)

Other real estate owned	653	653	—
Total non-performing assets	$6,825	$7,245	(6)
Troubled debt restructurings	$5,263	$5,266	—

At March 31, 2003, troubled debt restructurings totaling $5.3 million were relatively unchanged from December 31, 2002.  All troubled debt restructurings at March 31, 2003, were performing under their revised terms.

CAPITAL ADEQUACY REVIEW

Tier 1 risk-based capital ratio of 12.03%, total risk-based capital ratio of 13.14%, and Tier 1 leverage capital ratio of 9.93%, continued to place Cathay Bancorp in the “well capitalized” category, which is defined as institutions with a total risk-based capital ratio equal to or greater than ten percent, a Tier 1 risk-based capital ratio equal to or greater than six percent and a Tier 1 leverage capital ratio equal to or greater than five percent.

Cathay Bancorp, Inc. is the one-bank holding company for Cathay Bank.  Cathay Bank was founded in 1962 and offers a wide range of financial services.  The Bank now operates twelve branches in Southern California, eight branches in Northern California, three branches in New York State, one branch in Houston, Texas, and two representative offices, one in Hong Kong, and one in Shanghai, China.  In addition, the Bank’s subsidiary, Cathay Investment Company, maintains an office in Taiwan.  Cathay Bank’s web page is found at http://www.cathaybank.com/

FORWARD-LOOKING STATEMENTS

Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may include, but are not limited to, such words as

“believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,” “will,” “should,” “could,” “predicts,” “potential,” “continue,” or the negative of such terms and other comparable terminology or similar expressions.  Forward-looking statements are not guarantees.  They involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements, of Cathay Bancorp to be materially different from any future results, performance, or achievements, expressed or implied by such forward-looking statements.  Such risks and uncertainties and other factors include, but are not limited to adverse developments, or conditions related to or arising from: fluctuations in interest rates, demographic changes, inflation, competition, legislative and regulatory developments, war and terrorism, changes in business strategy, including the formation of a real estate investment trust and the deregistration of our registered investment company, and general economic or business conditions in California and other regions where the Bank has operations such as the currently unknown impact of the California budget deficit.  These and other factors are further described in Cathay Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Reports on Form 10-Q and other filings it makes with the Securities and Exchange Commission from time to time.  Cathay Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward-looking statement to reflect future developments or events.

CATHAY BANCORP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three months ended March 31,
(Dollars in thousands, except per share data)	2003	2002	% change

FINANCIAL PERFORMANCE
Net interest income before provision for loan losses	$26,435	$25,583	3
Provision for loan losses	1,650	1,500	10
Net interest income after provision for loan losses	24,785	24,083	3
Non-interest income	5,203	3,334	56
Non-interest expense	11,334	10,652	6
Income before income tax expense	18,654	16,765	11
Income tax expense	6,120	5,377	14
Net income	$12,534	$11,388	10

Net income per common share:
Basic	$0.70	$0.63	11
Diluted	$0.69	$0.63	10

Cash dividends paid per common share	$0.140	$0.125	12

SELECTED RATIOS
Return on average assets	1.79%	1.85%	(3)
Return on average stockholders’ equity	17.43%	18.45%	(6)
Efficiency ratio	35.82%	36.84%	(3)
Dividend payout ratio	20.00%	19.84%	1

YIELD ANALYSIS
Total interest-earning assets	5.39%	6.28%	(14)
Total deposits and other borrowed funds	1.49%	1.95%	(24)
Net interest spread	3.90%	4.33%	(10)
Net interest margin	4.01%	4.43%	(9)

CAPITAL RATIOS
Tier 1 risk-based capital ratio	12.03%	11.41%	5
Total risk-based capital ratio	13.14%	12.56%	5
Tier 1 leverage capital ratio	9.93%	9.58%	4

CATHAY BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

	(In thousands, except share and per share data)	March 31, 2003	December 31, 2002	% change

	Assets
	Cash and due from banks	$87,046	$70,777	23
	Federal funds sold and securities purchased under agreements to resell	8,000	19,000	(58)
	Cash and cash equivalents	95,046	89,777	6
	Securities available-for-sale (amortized cost of $320,419 in 2003 and $238,740 in 2002)	327,440	248,273	32
	Securities held-to-maturity (estimated fair value of $477,544 in 2003 and $477,782 in 2002)	459,839	459,452	—
	Loans	1,955,514	1,877,227	4
Less:	Allowance for loan losses	(25,963)	(24,543)	6
	Unamortized deferred loan fees	(4,821)	(4,606)	5
	Loans, net	1,924,730	1,848,078	4
	Other real estate owned, net	653	653	—
	Investments in real estate, net	21,647	21,678	—
	Premises and equipment, net	29,463	29,788	(1)
	Customers’ liability on acceptances	10,696	10,608	1
	Accrued interest receivable	13,188	14,453	(9)
	Goodwill	6,552	6,552	—
	Other assets	23,354	24,686	(5)

	Total assets	$2,912,608	$2,753,998	6

	Liabilities and Stockholders’ Equity
	Deposits
	Non-interest-bearing demand deposits	$321,423	$302,828	6
	Interest-bearing deposits:
	NOW deposits	156,474	148,085	6
	Money market deposits	180,881	161,580	12
	Savings deposits	297,194	290,226	2
	Time deposits under $100	434,985	425,138	2
	Time deposits of $100 or more	1,025,482	986,786	4
	Total deposits	2,416,439	2,314,643	4

	Securities sold under agreements to repurchase	125,500	28,500	340
	Advances from the Federal Home Loan Bank	50,000	50,000	—
	Acceptances outstanding	10,696	10,608	1
	Other liabilities	13,264	62,286	(79)
	Total liabilities	2,615,899	2,466,037	6

	Stockholders’ Equity
	Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued	—	—	—
	Common stock, $0.01 par value, 25,000,000 shares authorized, 18,320,900 issued and 18,000,990 outstanding in 2003 and 18,305,255 issued and 17,999,955 outstanding in 2002	183	183	—
	Treasury stock, at cost (319,910 shares in 2003 and 305,300 in 2002)	(8,810)	(8,287)	6
	Additional paid-in-capital	73,382	70,857	4
	Unearned compensation	(1,840)	—	—
	Accumulated other comprehensive income, net	5,290	6,719	(21)
	Retained earnings	228,504	218,489	5
	Total stockholders’ equity	296,709	287,961	3

	Total liabilities and stockholders’ equity	$2,912,608	$2,753,998	6

	Book value per share	$16.48	$16.00	3

CATHAY BANCORP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Unaudited)

	Three months ended March 31,
(In thousands, except share and per share data)	2003	2002
INTEREST INCOME
Interest on loans	$26,524	$26,808
Interest on securities available-for-sale	2,987	3,951
Interest on securities held-to-maturity	5,884	5,286
Interest on federal funds sold and securities purchased under agreements to resell	173	210
Interest on deposits with banks	2	11
Total interest income	35,570	36,266

INTEREST EXPENSE
Time deposits of $100 or more	5,200	6,389
Other deposits	2,681	3,561
Other borrowed funds	1,254	733
Total interest expense	9,135	10,683
Net interest income before provision for loan losses	26,435	25,583
Provision for loan losses	1,650	1,500
Net interest income after provision for loan losses	24,785	24,083

NON-INTEREST INCOME
Securities gains (losses)	1,795	(42)
Letters of credit commissions	498	472
Depository service fees	1,333	1,481
Other operating income	1,577	1,423
Total non-interest income	5,203	3,334

NON-INTEREST EXPENSE
Salaries and employee benefits	6,643	6,165
Occupancy expense	981	931
Computer and equipment expense	820	804
Professional services expense	997	1,090
FDIC and State assessments	130	124
Marketing expense	389	333
Other real estate owned (income)	46	(190)
Operations of investments in real estate	525	616
Other operating expense	803	779
Total non-interest expense	11,334	10,652
Income before income tax expense	18,654	16,765
Income tax expense	6,120	5,377
Net income	12,534	11,388

Other comprehensive loss, net of tax	(1,429)	(2,594)
Total comprehensive income	$11,105	$8,794

Net income per common share:
Basic	$0.70	$0.63
Diluted	$0.69	$0.63
Cash dividends paid per common share	$0.140	$0.125
Basic average common shares outstanding	18,003,791	17,968,562
Diluted average common shares outstanding	18,117,001	18,044,876

CATHAY BANCORP, INC.

AVERAGE BALANCES – SELECTED CONSOLIDATED FINANCIAL INFORMATION

(Unaudited)

	For the three months ended,
(In thousands)	March 31, 2003	December 31, 2002	March 31, 2002

Interest-earning assets
Federal funds sold and securities purchased under agreements to resell	$57,622	$44,261	$48,978
Securities available-for-sale, at fair value	257,346	259,981	276,614
Securities held-to-maturity	471,492	377,357	377,391
Loans receivable, net of unamortized deferred loan fees	1,912,808	1,858,162	1,663,710
Allowance for loan losses	(25,117)	(23,708)	(24,204)
Loans receivable, net	1,887,691	1,834,454	1,639,506
Deposits with banks	830	787	1,162
Total interest-earning assets	$2,674,981	$2,516,840	$2,343,651

Interest-bearing liabilities
Interest-bearing checking deposits	$337,922	$309,127	$272,187
Savings deposits	290,233	286,931	255,942
Time deposits	1,430,745	1,401,929	1,349,463
Total interest-bearing deposits	2,058,900	1,997,987	1,877,592
Other borrowed funds	139,589	78,826	80,838
Total interest-bearing liabilities	2,198,489	2,076,813	1,958,430

Non-interest-bearing demand deposits	295,042	297,245	258,262
Total deposits and other borrowed funds	$2,493,531	$2,374,058	$2,216,692

Total average assets	$2,844,276	$2,694,679	$2,501,688
Total average equity	$291,608	$283,435	$250,365